Exhibit 10.4(e)

TARGACEPT, INC.

2006 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), effective as of the date specified as the “Grant Date” on Schedule A, attached hereto, between TARGACEPT, INC. a Delaware corporation (the “Corporation”), and the individual identified on Schedule A, attached hereto, an Employee, Director or Independent Contractor of the Corporation or an Affiliate (the “Participant”);

R E C I T A L S :

In furtherance of the purposes of the Targacept, Inc. 2006 Stock Incentive Plan, as amended and restated and as it may be further amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 2:

(a)	The “Participant” is the individual identified on Schedule A.

(b)	The “Grant Date” is the grant date specified on Schedule A.

(c)	The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates and satisfaction of such conditions as described in Schedule A, which is attached hereto and expressly made a part of this Agreement.

(d)	The number of shares of Common Stock subject to the Restricted Stock Award granted under this Agreement shall be such number of shares (the “Shares”) as specified on Schedule A.

3. Grant of Restricted Stock Award. Subject to the terms of this Agreement and the Plan, the Corporation hereby grants the Participant, as a matter of separate inducement and agreement in connection with his or her employment with or service to the Corporation, and not in lieu of any salary or other compensation for his or her service, a Restricted Stock Award (the “Award”) for that number of Shares of Common Stock as is set forth in Section 2. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Corporation and the Participant further acknowledge that the signatures of the Corporation and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of this Agreement and their agreement to be bound by the terms of this Agreement.

4. Vesting and Earning of Award.

(a)	Subject to the terms of the Plan and this Agreement, the Award shall be deemed vested and earned upon such date or dates, and subject to such conditions, as are described in this Agreement, including but not limited to the terms of Schedule A, attached hereto. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including but not limited to Schedule A) and otherwise in accordance with the terms of the Plan. In addition, notwithstanding any other provision of the Agreement to the contrary, in the event that the Participant has entered into an employment agreement or similar agreement with the Corporation that provides for vesting of the Award in whole or in part upon the occurrence of a change in control or termination of employment under certain conditions or other event(s), the Participant shall be entitled to the greater of the benefits provided under the employment agreement or similar agreement or this Agreement, and such employment agreement or similar agreement shall not be construed to reduce in any way the benefits otherwise provided to the Participant under this Agreement, or vice versa.

(b)	The Administrator has sole authority to determine whether and to what degree the Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.

5. Effect of Termination of Employment or Service; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement (including but not limited to Schedule A), in the event that the employment or service of the Participant is terminated for any reason (whether by the Corporation or the Participant, and whether voluntary or involuntary) and all or part of the Award has not been earned or vested as of the Participant’s Termination Date pursuant to the terms of this Agreement, then the Award, to the extent not earned as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his or her employment or service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date.

6. Settlement of Award. The Award shall be payable in whole shares of Common Stock. The total number of Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share.

7. No Right of Employment or Service or Future Awards. Neither the Plan, this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement (including but not limited to Schedule A), all rights of the Participant with respect to the unvested portion of the Award shall terminate upon termination of the employment of the Participant with the Corporation or an Affiliate. The grant of the Award does not create any obligation to grant further awards.

8. Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with the Plan does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award (except as provided in Section 12 herein) until the Restriction Period has expired and all conditions to vesting and transfer have been met.

9. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Award, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

10. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

11. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to federal securities laws and Code Section 409A). The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

12. Certificates for Shares; Rights as Stockholder. The Participant and his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to the Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued to him or her or them. A certificate or certificates for Shares subject to the Award shall be issued in the name of the Participant as soon as practicable after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (a) the Participant deliver the certificate(s) for the Shares to the Administrator or its designee to be held in escrow until the Award vests (in which case the Shares will be released to the Participant) or is forfeited (in which case the Shares shall be returned to the Corporation); and/or (b) the Participant deliver to the Corporation a stock power or similar instrument, endorsed in blank, relating to the Shares subject to the Award which are subject to forfeiture. Except as otherwise provided in the Plan or the Agreement, the Participant will have all voting, dividend and other rights of a stockholder with respect to the Shares following issuance of the certificate or certificates for the Shares; provided, however, that if any cash or non-cash dividends are declared and paid by the Corporation with respect to any such Shares, such dividends shall be subject to the same vesting schedule, forfeiture terms and other restrictions as are applicable to the Shares upon which such dividends are paid.

13. Withholding; Tax Matters.

(a)	The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from any Shares to which the Participant is entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)	The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

14. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award has been earned and vested. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

15. Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated on Schedule A (or at such other address as may be designated by the Participant in a manner acceptable to the Administrator), or if to the Corporation, at the Corporation’s principal office, attention Chief Financial Officer, Targacept, Inc. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.

16. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17. Restrictions on Award and Shares. The Corporation may impose such restrictions on the Award and any Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with all Applicable Law (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend or legends (including but in no way limited to any legends which may be necessary or appropriate pursuant to Section 12 herein) to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

18. Effect of Changes in Status. Unless the Administrator, in its sole discretion, determines otherwise (or unless required by Code Section 409A), the Award shall not be affected by any change in the terms, conditions or status of the Participant’s employment or service, provided that the Participant continues to be in the employment of, or in service to, the Corporation or an Affiliate. Without limiting the foregoing, the Administrator has sole discretion to determine, subject to Code Section 409A, at the time of grant of the Award or at any time thereafter, the effect, if any, on the Award if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

19. Right of Offset. Notwithstanding any other provision of the Plan or the Agreement, the Corporation may (subject to any Code Section 409A considerations) reduce the amount of any payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Corporation that is or becomes due and payable and the Participant shall be deemed to have consented to such reduction.

20. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

21. Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Corporation, each as in effect from time to time and to the extent applicable to the Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to the Participant under Applicable Law.

[Signatures of the Corporation and the Participant follow on Schedule A/Grant Notice]

TARGACEPT, INC.

2006 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

Schedule A/Grant Notice

1. Grant Terms. Pursuant to the terms and conditions of the Corporation’s 2006 Stock Incentive Plan, as amended and restated and as it may be further amended (the “Plan”), and the Restricted Stock Award Agreement attached hereto (the “Agreement”), you (the “Participant”) have been granted a Restricted Stock Award (the “Award”) for                      shares of Common Stock (the “Shares”). Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan.

Name of Participant:
Address:

Grant Date:
Shares Subject to Award:

2. Vesting of Award*. In addition to any vesting terms stated in the Plan or the Agreement, the following terms shall apply:

(a)	General Vesting Terms.

(i) The Award shall be deemed vested with respect to                      percent (    %) of the Shares subject to the Award on                  , 20    , subject to the continued employment or service of the Participant with the Corporation or an Affiliate through such vesting date;

(ii) The Award shall be deemed vested with respect to an additional                      percent (    %) (for a total of                      percent (    %)) of the Shares subject to the Award on                  , 20    , subject to the continued employment or service of the Participant with the Corporation or an Affiliate through such vesting date;

(iii) The Award shall be deemed vested with respect to an additional                      percent (    %) (for a total of                      percent (    %)) of the Shares subject to the Award on                  , 20    , subject to the continued employment or service of the Participant with the Corporation or an Affiliate through such vesting date; and

(iv) The Award shall be deemed vested with respect to an additional                      percent (    %) (for a total of one hundred percent (100%)) of the Shares subject to the Award on                  , 20    , subject to the continued employment of the Participant with the Corporation or an Affiliate through such vesting date.

[Modify vesting schedule as appropriate.]

*	Subject to terms and conditions of the Plan and/or the Agreement.

3. By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Notice and the Restricted Stock Award Agreement (the “Agreement”) dated                  , 20    , between the Participant and Targacept, Inc. (the “Corporation”), which is attached to this Grant Notice. I understand that the Grant Notice and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Notice and the other provisions of Schedule A contained herein. The Corporation reserves the right to treat the Award and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of receipt.

Signature:	Date:

Agreed to by:

TARGACEPT, INC

By:
Name:	Stephen A. Hill
Title:	President and Chief Executive Officer

ATTEST:

Patrick C. Rock
Senior Vice President, General Counsel and Secretary

Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Targacept, Inc., attention Vice President, Human Resources. Please retain a copy of the Agreement, including this Grant Notice, for your files.

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